Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

USA RARE EARTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock	457(a)	36,872,550	(2)	$8.66	(6)	$319,131,920.25	0.0001531	$48,859.10
	Equity	Common Stock	457(a)	144,533,735	(3)	$8.66	(6)	$1,250,939,476.43	0.0001531	$191,518.83
	Equity	Warrants	Other	6,000,000	(4)	-	(7)	$-	0.0001531	-
	Equity	Warrants	Other	6,000,000	(5)	$13.04	(7)	$78,237,000.00	0.0001531	$11,978.08
Carry Forward Securities	-	-	-	-		-		-	-	-
	Total Offering Amounts					-		$1,648,308,396.68	-	$252,356.02
	Total Fees Previously Paid					-			-	173,273.96
	Total Fee Offsets					-			-	$155,511.38
	Net Fee Due					-			-	$0.00

(1)	Pursuant to Rule 416(a) of the Securities Act there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 36,872,550 shares of Common Stock issuable by the Company upon the exercise of certain Preferred Investor Warrants, currently exercisable for an aggregate of 5,610,306 shares of Common Stock at $7.00 per share, each subject to adjustment, that were previously issued pursuant to the Prior Registration Statement, and assuming solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 39,272,060, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants. The remaining 2,399,510 shares of Common Stock were registered on the Prior Registration Statement and are included on Table 3 below.

(3)	Represents of up to 144,533,735 shares of Common Stock held by or issuable to the Selling Securityholders consisting of (i) (a) 29,338,066 shares of Common Stock held by certain Selling Securityholders who are former USARE Members that were received in exchange for common units (or securities exercisable or convertible into common units) of USARE OpCo as consideration in the Merger pursuant to the Business Combination Agreement, (b) 6,250,000 shares of Common Stock held by the Sponsor that were received upon conversion of 6,250,000 Founder Shares in the Domestication, (c) up to 46,802,355 shares of Common Stock issuable to certain Selling Securityholders upon conversion of 2,749,486 shares of Series A Preferred Stock which were issued in exchange for USARE Class A Convertible Preferred Units of USARE OpCo as consideration in the Merger pursuant to the Business Combination Agreement, taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming, solely for this purpose a conversion price of $1.00, which amounts represent a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such shares Series A Preferred Stock, (d) up to 32,139,704 shares of Common Stock issuable to certain Selling Securityholders upon exercise of Preferred Investor Warrants which were issued in exchange for USARE Class A Preferred Investor Warrants of USARE OpCo as consideration in the Merger pursuant to the Business Combination Agreement, and assuming solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 32,139,704, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants, (e) up to 15,581,493 shares of Common Stock issuable to certain Selling Securityholders upon (I) conversion of 784,314 shares of Series A Preferred Stock initially issued to the PIPE Investors and (ii) conversion of 131,048 shares of Series A Preferred Stock initially issued to Michael Blitzer at Closing in exchange for forgiveness of 50% of the Convertible Promissory Note, taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming, solely for this purpose a conversion price of $1.00, which amount represent a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such shares Series A Preferred Stock, (f) up to 9,411,768 shares of Common Stock issuable to certain Selling Securityholders upon exercise of Preferred Investors Warrants initially issued to the PIPE Investors, and assuming solely for this purpose, that the exercise price of such Preferred Investor Warrants is $1.00 per share and the number of shares underlying such Preferred Investor Warrants is 9,411,768, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon exercise of such Preferred Investor Warrants, and (g) 877,500 shares of Common Stock issued to CCM pursuant to the CCM Arrangements, and (ii) up to 4,132,849 Earnout Shares issuable to certain Selling Securityholders who are former members of USARE OpCo and to CCM upon the occurrence of specified events pursuant to the Business Combination Agreement, for no additional consideration.

(4)	Represents 6,000,000 Private Placement Warrants held by the Sponsor.

(5)	Represents 6,000,000 shares of Common Stock issuable upon exercise of Private Placement Warrants held by the Sponsor.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and Rule 457(c) of the Securities Act, and in the case of the shares underlying the Series A Preferred Stock and the Preferred Investor Warrants, Rule 457(g) of the Securities Act, on the basis of the average of the high ($9.05) and low ($8.26) sales prices of the Common Stock as reported on the Nasdaq Stock Market on May 13, 2025, which date is within five business days prior to filing this Registration Statement.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (a), (c), (g) and (i) of the Securities Act and consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, on the basis of the exercise price of the Private Placement Warrants of $11.50 per share plus the average of the high ($1.59) and low ($1.49) sales prices of the Warrants as reported on the Nasdaq Stock Market on May 13, 2025, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form of Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	USA Rare Earth, Inc.	Form S-1				$155,511.38	Equity	Common Stock		(1)	$1,015,750,436.83	(1)
Fee Offset Sources	Inflection Point Acquisition Corp. II	Form S-4	333-283181		November 12, 2024								$155,511.38

(1)	The Registrant previously paid registration fees to register securities with a maximum aggregate offering amount of $1,540,100,524.56 under the Prior Registration Statement (File No. 333-283181). Of such amount, (i) the Company has completed the offering of securities with an aggregate offering amount of $181,858,414.55 and (ii) as set forth on Table 3 below, the Company will use the prospectus in this Registration Statement on Form S-1 as a combined prospectus in connection with this Registration Statement on Form S-1 and, with respect to certain securities registered on the Prior Registration Statement with an aggregate offering amount of $342,491,673.18. The Company has completed the offering under the Prior Registration Statement, except with respect to the securities set forth on Table 3 below.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price of Securities Previously Registered(5)		Form Type	File Number	Initial Effective Date
Equity	Common Stock	20,150,000	(1)	$235,755,000.00		Form S-4	333-283181	February 14, 2025
Equity	Common Stock	55,570,752	(2)	$33,731,000.00		Form S-4	333-283181	February 14, 2025
Equity	Common Stock	4,495,098	(3)	$60,638,872.02		Form S-4	333-283181	February 14, 2025
Equity	Common Stock	10,000,000	(4)	$12,366,801.16	(4)	Form S-4	333-283181	February 14, 2025

(1)	Represents up to 20,150,000 shares of Common Stock that were previously registered on the Prior Registration Statement issuable upon exercise of the Warrants. The maximum number of shares of Common Stock issuable upon exercise of outstanding Warrants is 18,380,932 as of June 13, 2025

(2)	Represents up to 55,570,752 shares of Common Stock that were previously registered on the Prior Registration Statement, issuable upon conversion of 4,318,472 shares of Series A Preferred Stock that were previously issued pursuant to the Prior Registration Statement, and assuming, solely for this purpose a conversion price of $1.00. The maximum number of shares of Common Stock issuable upon conversion of the remaining 3,165,267 shares of Series A Preferred Stock that were previously issued pursuant to the Prior Registration Statement, taking into account for this purpose, payment-in-kind dividends through March 12, 2028 and assuming, solely for this purpose a conversion price of $1.00, which amount represents a good-faith estimate of the maximum number of shares of Common Stock that may become issuable upon conversion of such shares Series A Preferred Stock is 53,879,881 as of June 13, 2025.

(3)	Represents up to 4,495,098 shares of Common Stock that were previously registered on the Prior Registration Statement, issuable upon exercise of the Preferred Investor Warrants described in Note (3) to Table 1 above. The maximum number of such shares of Common Stock issuable upon conversion of the remaining Preferred Investor Warrants that were previously issued pursuant to the Prior Registration Statement is 2,399,510 as of June 13, 2025.

(4)	Represents up to 10,000,000 Earnout Shares that were previously registered on the Prior Registration Statement, issuable to the Eligible Stockholders upon the occurrence of specified events pursuant to the Business Combination Agreement for no consideration. The Maximum Aggregate Offering Price of Securities Previously Registered reflects the pro rata portion of the $102,992,000.00 Maximum Aggregate Offering Price ascribed to 83,281,035 shares of Common Stock registered on the Prior Registration Statement, which number of shares included the 10,000,000 Earnout Shares.

(5)	No registration fee is payable in connection with the securities previously registered on the Prior Registration Statement because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See “Statement Pursuant to Rule 429” of this Registration Statement on Form S-1.

3